UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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MACK-CALI REALTY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 3, 2019 Dear Fellow Stockholders, The Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”) is fast approaching. As you know, Bow Street Special Opportunities Fund XV, LP (“Bow Street”), a New York based hedge fund, has nominated four director candidates to stand for election to the Mack-Cali Board of Directors at the Annual Meeting. Your vote is very important. To protect the value of your investment, the Board of Directors recommends that stockholders vote “FOR” ALL of the Company’s 11 director nominees on the enclosed WHITE proxy card TODAY.

BOW STREET’S TRUE OBJECTIVE IS TO MAKE A QUICK PROFIT ON ITS RECENT INVESTMENT Throughout its self-serving and deceptive campaign, Bow Street has repeatedly claimed that its objective is to create value for all Mack-Cali stockholders. Bow Street has sought to portray itself as a long-term investor whose interests are aligned with those of other Mack-Cali stockholders. In reality, Bow Street is a new stockholder that began accumulating Mack-Cali shares just a few months before approaching the Company, together with David Werner Real Estate Investments (“DWREI”), with a proposal to acquire the Company’s premium suburban and waterfront ofce assets, hotel joint venture interests and retail assets at a price far below their fair market value. Following the Mack-Cali Board’s unanimous determination that Bow Street’s and DWREI’s proposal was grossly inadequate, illusory, unfinanced and unworkable, Bow Street launched its proxy contest. Despite Bow Street’s misleading rhetoric, its actions throughout its campaign demonstrate that its interests are not aligned with long-term Mack-Cali stockholders. Bow Street rejected the Company’s fair and reasonable settlement proposal and attempted to “greenmail” Mack-Cali by ofering to withdraw its director nominations if the Company agreed to sell certain assets to Bow Street at a “wholesale” price. Bow Street’s actions underscore that its sole objective is to profit at the expense of all other Mack-Cali stockholders, by either facilitating its self-interested proposal to acquire Mack-Cali’s premium assets at a lowball price or forcing a “fire sale” of the Company or its assets at any price in order to realize a quick profit on Bow Street’s recent investment. THE MACK-CALI BOARD IS FOCUSED ON MAXIMIZING STOCKHOLDER VALUE AND IS COMMITTED TO BEST PRACTICES OF CORPORATE GOVERNANCE The Mack-Cali Board is open to all opportunities to maximize stockholder value, including through a potential sale of the Company or certain of its assets. The Board is not open, however, to transactions such as the one proposed by Bow Street and DWREI, which would prevent all other Mack-Cali stockholders from realizing the full value potential of the Company’s ongoing asset portfolio transformation and the successful execution of our Waterfront Strategy. As previously announced and in furtherance of the Board’s goal of maximizing value, Mack-Cali intends to form a Board committee of independent directors (the “Strategic Review Committee”), which will include at least two new independent directors not currently serving on the Board, to conduct a review of the Company’s strategy, asset portfolio and business opportunities. In addition, the Board intends to extend an ofer to two of Bow Street’s director nominees to join the Board after the Annual Meeting and appoint at least one of them to the Strategic Review Committee. The Board believes that the formation of the Strategic Review Committee will allow the Company to be responsive to the wishes of Mack-Cali stockholders and ensure that all available alternatives for maximizing stockholder value are carefully and thoroughly considered. The Board recognizes the importance of enlisting independent directors who will ensure the Committee’s review is both comprehensive and impartial.

The Mack-Cali Board is also committed to corporate governance best practices, as evidenced by the comprehensive Board refreshment process that is currently underway. As part of that process, the Board has nominated Lisa Myers and Laura Pomerantz for election to the Board at the Annual Meeting. The Board is pleased that the addition of these two independent directors will further reduce the average director tenure and increase the diversity of the Mack-Cali Board. The Board intends to continue the refreshment process after the Annual Meeting and plans to replace at least two of the Company’s long-standing directors with two additional independent directors in 2020. MACK-CALI’S DIRECTOR NOMINEES HAVE THE RIGHT SKILLS AND KNOWLEDGE TO CONTINUE TO OVERSEE THE SUCCESSFUL EXECUTION OF OUR STRATEGY All 11 of Mack-Cali’s Board nominees are experienced leaders with the right skills and expertise to oversee the successful execution of our Waterfront Strategy. William L. Mack, Chairman of the Mack-Cali Board, has an irreplaceable skillset, distinct vision and important experience and knowledge of the sector. Mr. Mack has been instrumental in the Company’s strategic pivot to multifamily, including the hiring of CEO Michael J. DeMarco in 2015. Each of the other Mack-Cali directors opposed by Bow Street, Nathan Gantcher, Alan G. Philibosian and Vincent Tese, also has strong skillsets and deep and valuable expertise in the real estate industry, which make their continued service on the Board important to the successful completion of the Company’s strategic transformation. Today, stockholders have an important decision to make: Support Mack-Cali’s qualified director candidates, who are committed to maximizing value for all Mack-Cali stockholders, or elect Bow Street’s candidates, who have been nominated for the sole purpose of facilitating Bow Street’s attempts to transfer to itself value that rightfully belongs to all Mack-Cali stockholders. The Mack-Cali Board urges stockholders to protect their investment and reject Bow Street’s efforts to profit at their expense, by voting on the WHITE proxy card “FOR” ALL of Mack-Cali’s 11 nominees. DON’T BE FOOLED BY BOW STREET’S DECEPTIVE TACTICS AND SELF-SERVING STATEMENTS! Bow Street’s interests are not aligned with yours; its objective is to acquire Mack-Cali’s premium assets at a “steal” or force a “fire sale” of the company to make a quick profit on its recent investment protect the value of your investment — VOTE ON THE WHITE PROXY CARD TODAY Protect The Value of Your Investment — Vote on the WHITE Proxy Card Today

FORWARD LOOKING STATEMENTS Statements made in this document may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to difer materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law. IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT This document may be deemed to contain solicitation material in respect to the solicitation of proxies from the Company’s stockholders in connection with the 2019 Annual Meeting of Stockholders (the “Annual Meeting”). The Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its stockholders a definitive proxy statement and accompanying WHITE proxy card in connection with the Annual Meeting. The definitive proxy statement contains important information about the Company, the Annual Meeting and related matters. Stockholders may obtain a free copy of the definitive proxy statement and other documents that the Company files with the SEC on the SEC’s website, at www.sec.gov. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. CERTAIN INFORMATION REGARDING PARTICIPANTS Mack-Cali, its directors and executive ofcers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. Information regarding the names of the Company’s directors and executive ofcers and their respective interests in the Company is set forth in the definitive proxy statement and other relevant solicitation materials filed by the Company. These documents, and any and all other documents filed by the Company with the SEC, may be obtained by investors and stockholders free of charge on the SEC’s website at www.sec.gov. Copies are available at no charge on the Company’s website at https://www.mack-cali.com. Your Vote Is Important, No Matter How Many or How Few Shares You Own You can vote by Internet, telephone or by signing and dating the WHITE proxy card and mailing it in the envelope provided. If you have any questions about how to vote your shares or need additional assistance, please contact: 1407 Broadway New York, New York 10018 proxy@mackenziepartners.com Call Collect: (212) 929 5500 Toll Free: (800) 322 2885 REMEMBER: We urge you NOT to vote using any Gold proxy card sent to you by Bow Street, as doing so will revoke your vote on the WHITE proxy card.